Exhibit 99.1

	Contacts:	NEWS RELEASE Select Water Solutions Garrett Williams – VP, Corporate Finance & Investor Relations (713) 296-1010 IR@selectwater.com
FOR IMMEDIATE RELEASE
Dennard Lascar Investor Relations Ken Dennard / Natalie Hairston (713) 529-6600 WTTR@dennardlascar.com

Select Water Solutions Announces Agreement to Acquire Pilot Water Solutions

Pilot Water is a leading, private water midstream company with a core position in the Delaware Basin

Robust contract portfolio with 480,000 barrels per day of minimum volume commitment (“MVC”) contracts and 306,000 acres dedicated under long-term agreements

Transaction consideration to consist of a combination of $600 million of cash and $100 million of Class A common stock, with $15 million of potential earnout cash consideration

Adds an estimated $120 - $130 million of 2027E EBITDA, before considering $10 – $15 million of additional targeted cost synergies

Strengthens Select’s infrastructure-led business, with Water Infrastructure projected to represent approximately 70% of Select’s pro forma profitability by 2027

Expected to preserve a strong balance sheet, with pro forma net leverage of less than 2.0x at closing

Gainesville, TX – September 24, 2026 – Select Water Solutions, Inc. (NYSE: WTTR) (“Select,” the “Company,” “we” or “us”) announced today that it has entered into a definitive agreement (the “Purchase Agreement”) to acquire Pilot Water Solutions LLC (“Pilot Water”), a leading, private water midstream company with primary operations in the Delaware Basin, for an equity-and-cash transaction valued at $700 million, plus $15 million of additional potential contingent cash consideration. The transaction is currently expected to close in the fourth quarter of 2026, subject to customary closing conditions and regulatory approvals.

Pilot Water’s infrastructure platform consists of approximately 2.7 million barrels per day of active permitted disposal capacity, 0.9 million barrels per day of undeveloped permitted disposal capacity, and more than 700 miles of pipeline infrastructure. Pilot Water’s revenues are supported by an attractive contract portfolio, with more than 80% of its annual revenue backed by long-term contracts with an average tenor of more than 7 years, including approximately 480,000 barrels per day of minimum volume commitments and 306,000 dedicated acres. Included in this contract portfolio is a new 175,000 barrel per day MVC-based contract, which is expected to increase Pilot Water’s daily produced water volumes handled from approximately 850,000 barrels per day during the first half of 2026 to approximately one million barrels per day during 2027. More than 80% of Pilot Water’s daily produced water volumes are handled in the core of the Delaware Basin in New Mexico and Texas, with additional operations in the Midland Basin, Eagle Ford, Haynesville, Rockies and Northeast regions.

For the full year of 2026, Pilot Water is expected to generate $100 – $110 million of 2026 Adjusted EBITDA, which is expected to grow to $120 – $130 million in 2027. This growth is primarily attributable to the earlier referenced 175,000 barrel per day MVC-based contract. Additionally, Select is targeting an additional $10 to $15 million of annual cost synergies that are incremental to the 2027 forecast and are expected to be achieved during the next 12 to 18 months.

The addition of Pilot Water into Select’s existing Delaware Basin water infrastructure network will create a well-balanced, integrated recycling and disposal platform positioned to efficiently capture the full lifecycle economics of produced and treated produced water. Pilot Water’s strategic disposal portfolio, including both active and undeveloped permitted capacity, will allow for long-term system optimization and water balancing capabilities across Select’s pro forma network, including enhanced capture of Select’s contracted volumes as the Delaware Basin continues to grow and mature. The collective water infrastructure platform will be supported by a strong combined contract profile, providing visibility into total produced water volumes handled growing to more than 2.5 million barrels per day during 2027. This combined contract portfolio includes over 600,000 barrels per day of MVC commitments and approximately 3.6 million acres under dedication or ROFR dedication with a weighted average remaining tenor of approximately 9 years.

Pilot Water’s operational footprint complements Select’s existing water infrastructure networks, notably creating a water midstream platform, which on a combined basis, comprises of 3.8 million barrels per day of recycling capacity, 4.8 million barrels per day of combined active and undeveloped permitted disposal capacity, over 1,600 miles of pipelines, and approximately 57.0 million barrels of treated and produced water storage capacity.

John Schmitz, Chairman of the Board, President and CEO, stated, “We are excited to announce our agreement to acquire Pilot Water Solutions, a leading private water midstream company with a core position in the Delaware Basin. We expect this acquisition to further solidify Select’s position as a diversified, market leading water midstream platform operating across the United States. With Pilot Water, Select will add highly contracted, production-related earnings streams at an accretive valuation in the heart of the Delaware Basin. In addition to the cost synergies identified, we also believe there is meaningful long-term revenue synergy potential from the integration of our systems and the resulting additional commercialization potential of existing and undeveloped capacity. With this acquisition, we strongly advance our previously stated objective of growing our consolidated profitability-weighting towards our Water Infrastructure segment. Accordingly, looking ahead to 2027, Water Infrastructure is expected to comprise approximately 70% of the combined company’s gross profit before depreciation and amortization on a pro forma basis.

“Pilot Water’s sizable Delaware Basin water midstream footprint across Texas and New Mexico is very complementary to Select’s existing footprint, providing significant opportunity to interconnect in both an operational and capital-efficient manner. By pairing Pilot Water’s existing produced water volumes with Select’s industry-leading Permian Basin water recycling footprint, we expect to optimize disposal capacity, preserve valuable pore space, and maximize the value potential out of every barrel through increased recycling , mineral extraction and future beneficial reuse. Select’s ability to water balance across the broader Delaware Basin with a larger, integrated network positions us to deliver our customers with increased optionality, scaled produced water flow assurance and, ultimately, attractive economic savings. Furthermore, with nearly 90% of the combined company’s MVCs underwritten by investment grade customers, Select will have significantly enhanced its long-term cash flow visibility and through-cycle stability across a diversified, blue-chip customer base and we expect to maintain a very disciplined balance sheet with less than 2.0x pro forma net leverage at closing. I am excited about the opportunities ahead to create enhanced long-term value for our shareholders and I look forward to welcoming all of Pilot Water’s employees into the Select family soon,” concluded Schmitz.

Transaction and Timing

Under the terms of the transaction, a subsidiary of Select will acquire Pilot Water on a debt-free basis for aggregate consideration of $700 million, including $600 million of cash (subject to customary purchase price adjustments) and $100 million of shares of Class A common stock of Select. The number of shares to be issued will be determined by dividing $100 million by the 30-day volume-weighted average price of Select’s Class A common stock immediately prior to closing. Additionally, the sellers have a right to an additional $15 million contingent payment, payable upon the satisfaction of certain operational milestones expected in early 2027. The Purchase Agreement also provides that the sellers will receive a true-up payment, payable in cash, if the 30-day volume-weighted average share price as of the six-month anniversary of the closing date is lower than the 30-day volume-weighted average price at the closing date. In connection with the transaction, Select has entered into debt commitment letters with J.P. Morgan Chase Bank, N.A. and Bank of America to provide financing sufficient to fund the acquisition, subject to customary conditions. Select expects to fund the cash portion of the consideration with cash on hand, borrowings under our committed debt financings and/or, depending on market conditions, other debt financing.

The pending transaction, which is currently expected to close in the fourth quarter of 2026, is subject to customary closing conditions and receipt of required regulatory approvals, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Act.

Advisors

J.P. Morgan Securities LLC and BofA Securities, Inc. acted as financial advisors to Select in connection with the transaction. Vinson & Elkins LLP is serving as Select’s legal counsel on the transaction.

Conference Call and Additional Materials

Select will hold a conference call tomorrow, September 25, 2026, at 10:00 a.m. Eastern Time / 9:00 a.m. Central Time to discuss the acquisition. An investor presentation regarding the proposed transaction can also be found at https://investors.selectwater.com.

Please dial 201-389-0872 and ask for the Select Water Solutions call at least 10 minutes prior to the start time of the call, or listen to the call live over the Internet by logging on to the website at the address https://investors.selectwater.com/events-presentations/current. A telephonic replay of the conference call will be available through October 9, 2026, and may be accessed by calling 201-612-7415 using passcode 13762844#. A webcast archive will also be available at the link above shortly after the call and will be accessible for approximately 90 days.

About Select Water Solutions, Inc.

Select is a leading provider of sustainable water and chemical solutions to the energy industry. These solutions are supported by the Company’s critical water infrastructure assets, chemical manufacturing and water treatment and recycling capabilities. As a leader in sustainable water and chemical solutions, Select places the utmost importance on safe, environmentally responsible management of water throughout the lifecycle of a well. Additionally, Select believes that responsibly managing water resources throughout its operations to help conserve and protect the environment is paramount to the Company’s continued success. For more information, please visit Select’s website, https://www.selectwater.com.

Cautionary Statement Regarding Forward-Looking Statements

All statements in this communication other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast” “intend,” “may,” “plan,” “potential,” “preliminary,” “project,” “see,” “should,” “will,” and other similar expressions. Examples of forward-looking statements include, but are not limited to, the expectations of plans, business strategies, objectives and growth, the expected consummation, timing and financing of the Pilot Water acquisition, projected financial results and future financial and operational performance of the Company and of Pilot Water, expected synergies, expected pro forma leverage and profitability mix, contingent consideration, expected capital expenditures, our share repurchase program and future dividends. Although we believe that the expectations reflected, and the assumptions or bases underlying our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause our actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. These risks and uncertainties include the risks that the Pilot Water acquisition may not be consummated on the expected terms or timeline, or at all, the risk that the benefits contemplated from the Pilot Water acquisition may not be realized, the ability of Select to successfully integrate Pilot Water’s operations, including employees, and realize anticipated synergies and cost savings and the potential impact of the consummation of the Pilot Water acquisition on relationships, including with employees, suppliers, customers, competitors and creditors and the risk that Pilot Water’s projected financial and operational results may not be achieved. Factors that could materially impact such forward-looking statements include, but are not limited to: global economic distress, including that resulting from the sustained Russia-Ukraine war and related economic sanctions, instability and continued hostilities in the Middle East and elsewhere, including military conflict involving Iran, instability in Venezuela, economic uncertainty as a result of changing trade policies, disruptions in global oil and gas markets and inflation and elevated interest rates, each of which may decrease demand for oil and natural gas or contribute to volatility in the prices for oil and natural gas, which may decrease demand for our services; the ability to source certain raw materials and other critical components or manufactured products globally on a timely basis from economically advantaged sources, including any delays and/or supply chain disruptions; actions taken by the members of the Organization of the Petroleum Exporting Countries (“OPEC”) and Russia (together with OPEC and other allied producing countries, “OPEC+”) with respect to oil production levels and announcements of potential changes in such levels, including the ability of the OPEC+ countries to agree on and comply with announced supply limitations, which may be exacerbated by military conflict in the Middle East involving Iran and the resumption of sales of previously sanctioned oil from Venezuela and Russia; the impact of central bank policy actions, such as sustained, elevated interest rates in response to, among other things, high rates of inflation, and disruptions in the bank and capital markets; the degree to which consolidation among our customers may affect spending on United States (“U.S.”) drilling and completions activity, including the recent consolidation in the Permian Basin; impacts related to changing U.S. and foreign trade policies, including increased trade restrictions or tariffs; the impact of changes in diplomatic and trade relations, and the results of countermeasures and any tariff mitigation initiatives; changes in safety, health, environmental and other governmental policy and regulation; the enactment or promulgation of new laws or regulations or changes or modifications in existing laws, regulations, rules or governmental policies with respect to taxation; the level of capital spending and access to capital markets by oil and gas companies in response to changes in commodity price or reduced demand; the potential deterioration of our customers’ financial condition, including defaults resulting from actual or potential insolvencies; trends and volatility in oil and gas prices, and our ability to manage through such volatility; the impact of current and future laws, rulings, governmental regulations and policies, including those related to accessing water, disposing of wastewater, transferring produced water, interstate freshwater and produced water transfer, chemicals, carbon pricing, pipeline construction, emissions, hydraulic fracturing, leasing, permitting or drilling on federal lands and various other environmental matters; regional impacts to our business, including our key infrastructure assets within the Permian Basin, the Bakken, and the Haynesville regions; capacity constraints on regional oil, natural gas and water gathering, processing and pipeline systems that result in a slowdown or delay in drilling and completion activity, and thus a decrease in the demand for our services in our core markets; the impact of regulatory and related policy actions by federal, state and/or local governments, such as the Inflation Reduction Act of 2022, which may negatively impact the future production of oil and gas in the U.S., thereby reducing demand for our services; our ability to hire and retain key management and employees, including skilled labor; our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms, or at all; our health, safety and environmental performance; the impact of competition on our operations; the degree to which our exploration and production customers may elect to operate their water-management services in-house rather than source these services from companies like us; our level of indebtedness and our ability to comply with covenants contained in our sustainability-linked credit facility or future debt instruments; delays or restrictions in obtaining permits by us or our customers; constraints in supply or availability of equipment used in our business; the impact of advances or changes in well-completion technologies or practices that result in reduced demand for our services, either on a volumetric or time basis; changes in global political or economic conditions, generally, and in the markets we serve, including the rate of inflation and potential economic recession; acts of terrorism, war or political or civil unrest in the U.S. or elsewhere, such as the Russia-Ukraine war, the instability and continued hostilities in the Middle East, including military conflict involving Iran and any potential conflict with Venezuela; information technology failures or cyberattacks; accidents, weather, natural disasters or other events affecting our business; and the other factors discussed or referenced in the “Risk Factors” section of our most recent Annual Report on Form 10-K and those set forth from time to time in our other filings with the SEC. Investors should not place undue reliance on our forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

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